Exhibit 99.1

DIGITAL REALTY ANNOUNCES NEW PORTFOLIO MANAGEMENT LEADERSHIP

San Francisco, CA – February 19, 2015 – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today that its Portfolio Management division will be realigned under the company’s Investment group, led by Chief Investment Officer Scott Peterson, effective immediately.

“Consolidating the Portfolio Management organization under the Investment function extends our strategy of enhancing the efficiency of the capital allocation decision-making process, in addition to making the best use of our talent and resources,” commented A. William Stein, Digital Realty’s Chief Executive Officer and Chief Financial Officer. “I am confident that under Scott’s leadership, our portfolio management responsibilities will be even better aligned with our long-term investment strategy.”

The company also announced that David Caron, currently Senior Vice President of Portfolio Management, will be stepping down from his role, effective March 13, 2015. In the meantime, he will work with Mr. Peterson to ensure a smooth transition of responsibilities. Following this initial transition period, Mr. Caron will serve as a consultant to the company.

Mr. Stein added, “On behalf of the Board and senior management team, I would like to thank Dave for his many years of service to Digital Realty, and we wish him the very best in his future endeavors.”

For Additional Information:

Media Inquiries

John Christiansen / Reze Wong

Sard Verbinnen & Co

(415) 618-8750

Investor Relations

John J. Stewart

Senior Vice President

Investor Relations

Digital Realty Trust, Inc.

(415) 738-6500

About Digital Realty

Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products. For more information about data center solutions from Digital Realty, visit www.digitalrealty.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially, including statements related to our organizational changes. These risks and uncertainties include, among others, the impact of current global economic, credit and market conditions; decreases in information technology spending; adverse economic or real estate developments in our industry or the industry sectors that we sell to; risks related to our tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities; financial market fluctuations; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; and changes in laws and regulations, including those related to taxation and real estate ownership and operation. For a further list and description of such risks and uncertainties, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.